As filed with the Securities and Exchange Commission on February 29, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ARGON ST, INC.
(Exact name of Registrant as specified in charter)

Delaware	38-1873250
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

12701 Fair Lakes Circle
Suite 800
Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)
2008 ARGON EQUITY INCENTIVE PLAN
(Full title of the Plan)
Terry L. Collins, Ph.D.
Chairman, Chief Executive Officer and President
Argon ST, Inc.
12701 Fair Lakes Circle, Suite 800
Fairfax, Virginia 22033
(Name and address of agent for service)
(703) 550-7000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered (1) (2)	Per Share (3)	Price (3)	Fee (3)
Common stock, $0.01 per value per share	2,840,000 shares	$15.96	$45,326,400	$1,781.33

(1)	Plus an indeterminate number of additional shares that may be issued if the anti-dilution adjustment provisions of the Plan become operative.

(2)	An aggregate of 2,840,000 shares of common stock may be offered pursuant to the 2008 Argon Equity Incentive Plan (the “2008 Plan”), 540,000 of which were previously registered under the Argon ST, Inc. 2002 Stock Incentive Plan. This Form S-8 registers all 2,840,000 shares of common stock issuable under the 2008 Plan.

(3)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h)(1), on the basis of the average of the high and low reported sales price of the Registrant’s Common Stock on The Nasdaq National Market on February 25, 2008.

TABLE OF CONTENTS

PART I—INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II—INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX
Opinion of Holland & Knight, LLP
Consent of Grant Thornton LLP
PART I — INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Argon ST, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission are incorporated herein by reference:
     (a) Annual Report on Form 10-K for the fiscal year ended September 30, 2007;
     (b)(1) Quarterly Report on Form 10-Q for the quarter ended December 30, 2007;
          (2) Current Reports on Form 8-K filed on October 4, 2007, November 29, 2007, November 30, 2007 and February 7, 2008 (other than the portions of those documents not deemed to be filed);
     (c) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10, No. 2-42266, filed under the Securities Exchange Act of 1934 (the “Exchange Act”), and any amendments or reports filed for the purpose of updating such description.
     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents not deemed to be filed), subsequent to the date hereof and prior to the filing of a post-effective amendment hereto indicating that all the shares of the Company’s Common Stock offered hereunder have been sold or which deregisters all the shares of the Company’s Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.
Item 4. Description of Securities.
     The Company’s Common Stock to be so offered is registered under Section 12(b) of the Securities Exchange Act.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     The Company is incorporated under the laws of the State of Delaware. Reference is made to Section 145 of the Delaware General Corporation Law, or DGCL, which generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) actually and reasonably incurred in connection with defense or settlement of an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.
     The Company’s bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company (or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity), shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against the Company to recover the amount of an unpaid claim, the Company is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the board of directors of the Company. The bylaws of the Company further provide that an officer or director may (60 days after a written claim has been received by the Registrant) bring suit against the Registrant to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that the claimant has not met the applicable standards of conduct which make indemnification permissible under the DGCL, neither the failure of the board of directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     The bylaws of the Company also provide that the rights conferred thereby are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and that they include the right to be paid by the Company the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the DGCL so requires, such payment shall only be made upon delivery to the Company by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.
     The Exhibit Index included herein is hereby incorporated by reference.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia on February 26, 2008.

ARGON ST, INC
By:	/s/ Terry L. Collins
Terry L. Collins, Ph.D.
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 26, 2008. Each person whose signature appears below hereby constitutes and appoints Victor F. Sellier and Aaron N. Daniels, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this Registrant’s registration statement on Form S-8 relating to the common stock and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Signature	Title

/s/ Terry L. Collins	Chairman and Chief Executive Officer
Terry L. Collins, Ph.D.
Date: February 26, 2008

/s/ Victor F. Sellier	Executive Vice President
Victor F. Sellier
Date: February 26, 2008

/s/ Aaron N. Daniels	Vice President, Chief Financial Officer and Treasurer
Aaron N. Daniels
Date: February 26, 2008

/s/ S. Kent Rockwell	Vice Chairman and Director
S. Kent Rockwell
Date: February 26, 2008

/s/ Thomas E. Murdock	Director
Thomas E. Murdock
Date: February 26, 2008

/s/ David C. Karlgaard	Director
David C. Karlgaard
Date: February 26, 2008

Signature	Title

/s/ Peter A. Marino	Director
Peter A. Marino
Date: February 26, 2008

/s/ Robert McCashin	Director
Robert McCashin
Date: February 26, 2008

/s/ John Irvin	Director
John Irvin
Date: February 26, 2008

/s/ Lloyd A. Semple	Director
Lloyd A. Semple
Date: February 26, 2008

/s/ Maureen Baginski	Director
Maureen Baginski
Date: February 26, 2008

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1 filed on August 26, 2002, Registration Statement No. 333-98757).

4.1.1	Certificate of Amendment to Registrant’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed October 5, 2004 covering items 2.01, 5.01, 5.02, 8.01 and 9.01 of Form 8-K).

4.1.2	Amendment, dated March 15, 2005, to the Registrant’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 5, 2005, filed May 11, 2005).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 13(a)(i) of Registrant’s Report on Form 10-KSB for the year ended September 30, 2001, Commission File No. 000-08193).

4.2.1	Amendment, dated as of February 28, 2007, to the Company’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed March 6, 2007)

4.3	2008 Argon Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A for its 2008 Annual Meeting of Stockholders, filed January 25, 2008)

5.1	Opinion of Holland & Knight LLP (filed herewith).

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2007, filed November 30, 2007)

23.1	The consent of Holland & Knight LLP is contained in their opinion.

23.2	Consent of Grant Thornton LLP (filed herewith).

24.1	The Powers of Attorney are included in the signature pages.